                                  PREMCOR INC.
                              8182 MARYLAND AVENUE
                                    SUITE 600
                               ST. LOUIS, MO 63105

                                                                February 1, 2002

Mr. Jefferson F. Allen
6 Grand Anacapri Drive
Henderson, NV  89011

Dear Mr. Allen:

         This letter agreement (the "Letter") sets forth the terms and conditions of your relationship with Premcor Inc. ("Premcor").

1.  Board Appointment.

    (a) Position. Commencing upon the effectiveness of an appropriate consent, which shall be as soon as reasonably practicable after the date hereof, Blackstone agrees to cause you to be appointed to, and you hereby agree to serve on, the Board of Directors of Premcor (the "Board"). You hereby agree to serve on the Board for three consecutive years, subject to any applicable nomination and voting; provided, however, that you may resign from the Board for reasons of conscience or substantial good cause.

    (b) Compensation. In addition to any director fees equal to those received by other independent directors, upon commencement of your board membership, Premcor shall grant you stock options to purchase 100,000 shares of Premcor common stock at an exercise price equal to $10 per share (the "Initial Options"). Subject to your continued service on the Board, such Initial Options will vest in equal installments on each of the first three anniversaries of the date of grant, and will become fully vested upon the occurrence of a Change in Control (as defined in Premcor's 2002 Equity Incentive Plan (the "Plan")). Other terms and conditions of the Initial Options shall be as set forth herein, in the Plan and in an option agreement between you and Premcor.

    (c) Restrictions. All shares acquired by exercise of the Initial Options and the Matching Options (as defined below) shall be subject to (x) standard lock-up restrictions as recommended by the underwriter following Premcor's Initial Public Offering (as defined below) and any subsequent sales of shares of common stock to the public and (y) the terms and conditions specified in Appendix A hereto, which are hereby incorporated into this Agreement with the same effect as if they had been set forth herein.

    (d) Expenses. Premcor shall reimburse you, in accordance with its policies, for reasonable and necessary expenses incurred in traveling to Board meetings.

    (e) Indemnification. Premcor shall indemnify you as a director to the extent permitted by applicable law, other than where you are liable for negligence or due to your fraud or wilful

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                                                                               2

misconduct, in any event in accordance with Premcor's by-laws, and Premcor shall maintain directors and officers liability insurance.

2.  Initial Public Offering.

    (a) Purchased Shares. Premcor contemplates an initial public offering of shares of common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Initial Public Offering") during the year 2002. At the time, if any, of such Initial Public Offering, Premcor shall offer, pursuant to Rule 701 under the Securities Act, to sell and you agree to purchase the lesser of (i) 50,000 shares of Premcor common stock or
(ii) that number of such shares (rounded down to the next whole share) that may be purchased for $1,200,000, at a price equal to the public offering price per share paid by the initial purchasers in the Initial Public Offering less the underwriting commission per share (the "Purchased Shares"). You shall purchase the Purchased Shares pursuant to a subscription agreement in substantially the form attached hereto as Exhibit I, which subscription agreement shall be a compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act.

    (b) Matching Options. For each of the Purchased Shares so purchased, you shall be granted a stock option to purchase one share of Premcor common stock at an exercise price equal to the price per share you paid for the Purchased Shares (the "Matching Options"). Subject to your continued service on the Board, such Matching Options will vest in equal installments on each of the first three anniversaries of the date of grant, and will become fully vested upon the occurrence of a Change in Control of Premcor. Other terms and conditions of the Matching Options shall be as set forth herein, in the Plan and in an option agreement between you and Premcor.

3.  Consulting Arrangement.

    (a) Position. Premcor hereby retains you as a consultant, and you hereby agree to serve as Premcor's consultant from the date hereof through February 15, 2003 or such later date as mutually agreed (the "Consulting Period"). You will, from time to time at the request of, and upon reasonable notice from, Premcor, provide such advice and services to Premcor as it may request.

    (c) Consulting Fees. Premcor shall pay you consulting fees equal to $2,000 for each day you provide consulting services to Premcor at Premcor's request. Such fees shall be paid in installments, no less than once per month, to the extent applicable.

         (d) Expense Reimbursement. During the Consulting Period, Premcor shall, in accordance with its policies, reimburse you for reasonable and necessary business expenses incurred in the performance of your consulting services hereunder.

    (e) Independent Contractor Status; Tax Matters. You shall at all times during the Consulting Period be an independent contractor with respect to Premcor, except in your capacity as a director as provided in Section 1, and Premcor shall not withhold or deduct from any amounts payable under Section 3 of this Letter any amount or amounts in respect of income taxes or other employment taxes of any other nature on your behalf. Under no circumstances shall you, in your capacity as a consultant, have or claim to have power of decision hereunder in any activity on behalf of Premcor, nor shall you, in your capacity as a consultant, have the power or authority hereunder to obligate, bind or commit Premcor in any respect. You, in your capacity as a consultant, shall not direct the work of any employee of Premcor or make any management decisions on behalf of Premcor. Premcor shall not, with respect to your consulting services, exercise or have the power to exercise such level of control over you as would indicate or establish that a relationship of employer and employee exists between you and Premcor. You shall have full and complete control over the manner and method of rendering your consulting services hereunder. In no way shall this Section 3 affect your independence as a director of Premcor as provided in Section 1, above.

4.  Miscellaneous.

    (a) Confidentiality. You agree to hold all Premcor information confidential ("Confidential Information") and shall not at any time disclose, retain, or use such Confidential Information for your own benefit or the benefit of any other person, without the written authorization of the Board; provided that the foregoing shall not apply to the extent that information is required to be disclosed by law. You agree that upon termination of your consulting arrangement with Premcor for any reason, you shall return to Premcor immediately all Confidential Information and all copies thereof or therefrom, in any way relating to the business of Premcor.

    (b) No Interference. During the Consulting Period and for one year thereafter, you shall not, directly or indirectly, interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Letter) between Premcor or any of its affiliates and any of their customers, clients or suppliers.

    (c) Non-Solicitation; No Hire. During the Consulting Period and for six months thereafter (the "Restricted Period"), you shall not, whether on your own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly: (i) solicit, or assist in soliciting, in competition with Premcor, the potential acquisition of refining assets in the United States; (ii) solicit or encourage any employee of Premcor or its affiliates to leave the employment of Premcor or its affiliates;
(iii) hire any such person who was employed by Premcor or its affiliates as of the end of the Consulting Period or whose employment with Premcor terminated within six months prior to the date of such hire (other than any such person whose employment was terminated by Premcor without cause); provided, however, that the provisions of this subparagraph (c)(iii) shall apply during the Consulting Period and for one year thereafter; or (iv) solicit or encourage to cease to work with Premcor or its affiliates any consultant then under contract with Premcor or its affiliates.

    (d) Governing Law; Jurisdiction. This Letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Any suit, action or proceeding related to this Letter, or any judgment entered by any court related to this Letter, may be brought only in any court of competent jurisdiction in the State of New York, and the parties hereby submit to the exclusive jurisdiction of such courts.

The parties (and any affiliates of Premcor or your beneficiary or permitted transferee) irrevocably waive any objections which they may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any court of competent jurisdiction in the State of New York, and hereby irrevocably waive any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

    (e) Entire Letter; Amendments. This Letter contains the entire understanding of the parties with respect to the matters herein. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Letter may not be altered, modified, or amended except by written instrument signed by the parties hereto.

    (f) No Waiver. The failure of a party to insist upon strict adherence to any term of this Letter on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Letter.

    (g) Severability. In the event that any one or more of the provisions of this Letter shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Letter shall not be affected thereby.

    (h) Assignment; Binding Letter. This Letter shall not be assignable by you. This Letter may be assigned by Premcor, with your consent, such consent not to be unreasonably withheld, to a person or entity that is a successor in interest to substantially all of the business operations of Premcor. Upon such assignment, the rights and obligations of Premcor hereunder shall become the rights and obligations of such affiliate or successor person or entity. This Letter shall inure to the benefit of and be binding upon your personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

    (i) Notice. For the purpose of this Letter, notices and all other communications provided for in the Letter shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or five days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Letter, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

    If to Premcor, to the address provided above, attention General Counsel.

    With a copy to:
    The Blackstone Group, L.P.
    345 Park Avenue
    New York, NY  10154
    Attention:  Robert L. Friedman

    If to you, to the address provided above.

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                                                                               5

    (j) Disputes. Any dispute with regard to the enforcement of this Letter or any matter relating to your services to Premcor shall be exclusively resolved by a single arbitrator, selected in accordance with the Center for Public Resources ("CPR") Rules for Non-Administered Arbitration (the "CPR Rules"), at an arbitration to be conducted in New York City pursuant to the CPR Rules with the arbitrator applying the substantive law of the State of New York as provided for under Section 13(d) hereof. The CPR shall provide the parties hereto with lists for the selection of arbitrators composed entirely of arbitrators who are members of a CPR Panel of Distinguished Neutrals who have prior experience in the arbitration of disputes between employers and senior executives or consultants. In the event that the parties are unable to agree upon an arbitrator in accordance with the CPR Rules, and the lists submitted to the parties for striking the names of unacceptable arbitrators does not result in common selection, the CPR shall appoint an arbitrator with the same qualifications described herein. The determination of the arbitrator, which shall be by reasoned award, shall be final and binding on the parties hereto and judgment therein may be entered in any court of competent jurisdiction in accordance with Section 13(d). Each party shall pay its own attorneys fees and disbursements and other costs of the arbitration, which shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq.

    (k) Representation. You hereby represent to Premcor that your execution and delivery of this Letter and your performance of duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any agreement or policy to which you are a party or otherwise bound.

    (l) Cooperation. At Premcor's request, you shall provide reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) that relates to events occurring during your engagement hereunder. Premcor shall provide you with a reasonable stipend and shall reimburse your for reasonable expenses incurred as a result of your cooperation with Premcor. This provision shall survive any termination of this Letter.

    (m) Counterparts. This Letter may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                                       PREMCOR INC.

                                       /s/ Jeffry N. Quinn
                                       -----------------------------------
                                       By: Jeffry N. Quinn
                                       Title: Executive Vice President

Acknowledged and agreed:

/s/ Jefferson F. Allen
-----------------------------------
Jefferson F. Allen

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                                                                               6

Acknowledged and agreed with respect to Section 1(a) only:


                                       BLACKSTONE CAPITAL PARTNERS
                                         III MERCHANT BANKING FUND L.P.


                                       By: Blackstone Management Associates III
                                       L.L.C., its general partner


                                       By: /s/ Lawrence H. Guffey
                                           ------------------------------------
                                           Name:  Lawrence H. Guffey
                                           Title: Member


                                       BLACKSTONE OFFSHORE CAPITAL
                                         PARTNERS III L.P.


                                       By: Blackstone Management Associates III
                                       L.L.C., its general partner


                                       By: /s/ Lawrence H. Guffey
                                           ------------------------------------
                                           Name:  Lawrence H. Guffey
                                           Title: Member


                                       BLACKSTONE FAMILY INVESTMENT
                                         PARTNERSHIP III L.P.


                                       By: Blackstone Management Associates III
                                       L.L.C., its general partner


                                       By: /s/ Lawrence H. Guffey
                                           ------------------------------------
                                           Name:  Lawrence H. Guffey
                                           Title: Member

                                   APPENDIX A

                                   APPENDIX A

         Pursuant to the letter agreement between Premcor Inc. (the "Company") and Jefferson F. Allen (the "Shareholder") dated as of February 1, 2002 (the "Letter Agreement"), the Shareholder (a) has been or will be granted Initial Options and Matching Options (each as defined in the Letter Agreement; collectively, the "Options") to purchase shares of Common Stock ("Common Stock" or "Shares") of the Company (the "Option Shares") pursuant to the Company's 2002 Equity Incentive Plan (the "Plan") and one or more option agreements and (b) will offer to purchase the lesser of 50,000 Shares issued in an Initial Public Offering or that number of such shares (rounded down to the next whole Share) that may be purchased for $1,200,000 (such purchased shares, the "Purchased Shares", together with the Option Shares, the "Shareholder Shares"). All capitalized terms not defined herein shall have the meaning prescribed by the Letter Agreement.

         The Company and the Shareholder agree to the following terms and conditions:

         1. Limitations on Transfer. (a) The Shareholder hereby agrees that, except for any transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Shareholder Shares or any interest therein ("Transfer") effected pursuant to an effective registration statement filed under the Securities Act, no Transfer shall occur unless the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company, of counsel reasonably satisfactory to the Company, that such Transfer is exempt from the provisions of Section 5 under the Securities Act; provided, however, that in no event shall the Shareholder be permitted to Transfer any Purchased Shares (or Option Shares acquired pursuant to the exercise of Matching Options) (x) during any lock-up period imposed by the underwriter of the Initial Public Offering and (y) until such time as the Shareholder ceases to be a member of the board of directors of the Company (the "Board"), except as otherwise permitted by both the Board and at least a majority of the voting power of the holders of Common Stock of the Company.

         (b) The Shareholder hereby agrees that, except for Transfers in connection with a sale of shares of Common Stock to the public pursuant to an effective registration statement filed under the Securities Act ("Public Offering"), Transfers pursuant to Rule 144 (other than Rule 144(k)) under the Securities Act and Transfers pursuant to Section 4 or 5, no Transfer shall occur unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Appendix A.

         2. Transfers to Affiliates. Notwithstanding anything contained herein to the contrary, the Shareholder shall be entitled from time to time to Transfer any or all of the Shareholder Shares beneficially owned by the Shareholder to the Shareholder's spouse or descendants, or to a trust for the primary benefit of the Shareholder's spouse or descendants, or to a foundation established and controlled by the Shareholder, the Shareholder's spouse, the Shareholder's descendants or such trusts, or to any other entity the owners of which consist exclusively of the Shareholder, the Shareholder's spouse, the Shareholder's descendants or such trusts ("Permitted Affiliate"), that, in each such case, agree in writing satisfactory in form and substance to the Company to become a party to, and be bound to the same extent as its transferor by the terms of this Appendix A.

         3. Effect of Void Transfers. In the event of any purported Transfer of any shares of Common Stock in violation of the provisions of this Appendix A, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

         4. Tag-Along Rights. (a) Solely with respect to the shares of Common Stock that may be acquired upon exercise by the Shareholder of all or any portion of the Initial Options (the "Initial Option Shares"), so long as this Appendix A remains in effect and Blackstone Capital Partners III Merchant Banking Fund L.P. and its affiliated co-investors in the Company (collectively, "Blackstone") beneficially own not less than one-fourth of the Common Stock owned by Blackstone on the date hereof, with respect to any proposed Transfer by Blackstone (in such capacity, a "Transferring Stockholder") of 50% or more of the shares of Common Stock then held by Blackstone, other than a Transfer (i) to any affiliate of Blackstone or any stockholder, partner or other equity owner of any such affiliate or Blackstone or (ii) pursuant to a Public Offering, the Transferring Stockholder shall have the obligation, and the Shareholder and the Permitted Affiliates shall have the right, to require the proposed transferee to offer to purchase from the Shareholder and the Permitted Affiliates (in such capacity, a "Tagging Stockholder") a number of the Initial Option Shares up to the product (rounded up to the nearest whole number) of (A) the quotient determined by dividing (x) the aggregate number of Shares owned by Blackstone to be included in the contemplated Transfer by (y) the aggregate number of Shares owned by Blackstone immediately prior to the contemplated Transfer and (B) the total number of Initial Option Shares owned by the Tagging Stockholder, and at the same price per share of Common Stock and upon the same terms and conditions (including without limitation time of payment and form of consideration) applicable to the Transferring Stockholder; provided, that in order to be entitled to exercise his right to sell any Initial Option Shares to the proposed transferee pursuant to this Section 4, the Tagging Stockholder must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements that the Transferring Stockholder agrees to make in connection with the proposed Transfer of the Initial Option Shares of the Transferring Stockholder; and provided further, that all representations and warranties shall be made by the Tagging Stockholder and the Transferring Stockholder severally and not jointly and that the liability of the Transferring Stockholder and the Tagging Stockholder (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Company shall be evidenced in writings executed by them and the transferee and shall be borne by each of them on a pro rata basis.

         (b) The Transferring Stockholder shall give notice to the Shareholder of each proposed Transfer giving rise to the rights of the Tagging Stockholder set forth in the first sentence of Section 4(a) at least 15 business days prior to the proposed consummation of such Transfer, setting forth the number of Initial Option Shares proposed to be so transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and the other terms and conditions offered by the proposed transferee, and a representation that the proposed transferee has been informed of the tag-along rights provided for in this Section 4 and has agreed to purchase shares of Common Stock in accordance with the terms hereof. The tag-along rights provided by this Section 4 must be exercised by the Tagging Stockholder within five business days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder indicating such Tagging Stockholder's desire to exercise his rights and specifying the number of Initial Option Shares he desires to sell.

         (c) If the Tagging Stockholder exercises his rights under Section 4(a), the closing of the purchase of the Shareholder Shares with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Initial Option Shares.

         5. Drag-Along Rights. Solely with respect to the Initial Option Shares, so long as this Appendix A shall remain in effect and Blackstone beneficially owns not less than one-fourth of the Common Stock owned by Blackstone on the date hereof, if Blackstone receives, in a privately negotiated transaction, an offer from a person other than the Shareholder or any of his affiliates (a "Third Party") to purchase 50% or more of the shares of Common Stock then owned by Blackstone and such offer is accepted by Blackstone, then, at the request of Blackstone, the Shareholder agrees that he will Transfer the Applicable Number (as defined below) of the Initial Option Shares to such Third Party upon the terms and conditions of the offer (including without limitation time of payment and form of consideration) applicable to Blackstone, provided that the Shareholder must agree to make to the Third Party the same representations, warranties, covenants, indemnities and agreements that Blackstone agrees to make in connection with the proposed Transfer; and provided further, that all representations and warranties shall be made by the Shareholder and Blackstone severally and not jointly and that the liability of the Shareholder and Blackstone (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Company shall be evidenced in writings executed by them and the Third Party and shall be borne by each of them on a pro rata basis. The "Applicable Number" shall mean a number (rounded up to the nearest whole number) equal to the product of (i) the quotient determined by dividing (A) the aggregate number of shares owned by Blackstone to be included in the contemplated Transfer by (B) the aggregate number of shares owned by Blackstone immediately prior to the contemplated Transfer and (ii) the total number of Initial Option Shares.

         6. Right of First Refusal. Solely with respect to the Initial Option Shares, in the event Shareholder or a Permitted Affiliate (other than to a Permitted Affiliate) enters into an agreement prior to the consummation of the Company's Initial Public Offering to transfer the Initial Option Shares, the transferor shall give written notice to Blackstone of the proposed Transfer, including a complete copy of any written agreement and a complete and accurate summary of any unwritten agreements relating to the proposed Transfer, no later than ten days prior to the date of the proposed Transfer. By written notice given to the transferor no later than seven days after receipt of such notice and description, Blackstone may purchase the Shares proposed to be Transferred on the same terms and conditions.

         7. Additional Securities Subject to Appendix A. The Shareholder agrees that all shares of Common Stock that he shall hereafter acquire by means of a stock split, stock dividend, or distribution shall track the rights and obligations applicable to the Shareholder Shares to which such split, stock dividend or distribution relates.

                                                                       EXHIBIT I

                                                                       EXHIBIT I

                             SUBSCRIPTION AGREEMENT

         SUBSCRIPTION AGREEMENT, dated as of __________ __, 2002 (this "AGREEMENT"), among Jefferson F. Allen (the "PURCHASER") and PREMCOR INC., a Delaware corporation ("PREMCOR").

         WHEREAS, Premcor and the Purchaser entered into the Letter Agreement, dated as of February 1, 2002 pursuant to which, among other things, the Purchaser offered to purchase shares of common stock, par value $.01 per share (the "COMMON STOCK"), of Premcor in an initial public offering (the "INITIAL PUBLIC OFFERING"); and

         WHEREAS, on the terms and subject to the conditions hereof, the Purchaser desires to subscribe for and purchase, and Premcor desires to issue and sell to the Purchaser, Common Stock in the Initial Public Offering.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

I.  PURCHASE OF COMMON STOCK

         1.1. PURCHASE OF COMMON STOCK. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and agreements of the Purchaser contained in this Agreement, the Purchaser hereby subscribes for, and Premcor hereby issues and sells to the Purchaser, the number of shares of Common Stock (the "SHARES") set forth on
Schedule I hereto at a price per share paid by the initial purchasers in the Initial Public Offering less the underwriting commission per share, for the aggregate purchase price in cash (the "PURCHASE PRICE") set forth on Schedule I hereto.

         1.2. DELIVERY OF FUNDS AND CERTIFICATE. The closing of the purchase and sale of Shares (the "CLOSING") shall take place at the offices of Premcor or at such other place as the parties may mutually agree. At the Closing, Premcor shall deliver to the Purchaser a duly executed certificate, registered in the Purchaser's name and representing the Shares against payment of the Purchase Price by transfer of immediately available funds to an account of Premcor previously notified to the Purchaser by Premcor and representing payment in full for the Shares.

II. REPRESENTATIONS AND WARRANTIES

         2.1. REPRESENTATIONS AND WARRANTIES OF PREMCOR. Premcor represents and warrants to the Purchaser that:

         (a) Premcor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Premcor of this Agreement, the performance by Premcor of its obligations hereunder, and the consummation by Premcor of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Premcor and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of Premcor, enforceable against Premcor in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar law.

         (b) The execution, delivery and performance by Premcor of this Agreement and the consummation by Premcor of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Premcor or its assets (ii) violate the provisions of the Certificate of Incorporation or By-laws of Premcor, as amended or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to Premcor or its assets.

         (c) No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by Premcor, in order for this Agreement to constitute a legal, valid and binding obligation of Premcor.

         (d) The Shares, when issued and delivered in accordance with the terms hereof and receipt of payment as provided herein, shall be duly authorized, validly issued, fully paid and non-assessable.

         (e) This Agreement shall constitute a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (the "SECURITIES ACT") upon execution by the parties.

         2.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to Premcor that:

         (a) The Purchaser is acquiring the Shares for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof.

         (b) The Purchaser understands that the Shares have not been registered under the Securities Act or registered or qualified under the securities laws of any state, and that the Purchaser may not sell or otherwise transfer the Shares except in accordance with Appendix A of the Letter Agreement.

         (c) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

         (d) The financial situation of the Purchaser is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for its current needs and contingencies, and can afford to suffer a complete loss of its investment in the Shares.

         (e) The Purchaser has sufficient knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in the Shares.

         (f) The Purchaser understands that the Shares are a speculative investment which involves a high degree of risk of loss, there are substantial restrictions on the transferability of the Shares, and, on the date hereof and for an indefinite period following the date hereof, there will be no public market for the Shares and, accordingly, it may not be possible for the Purchaser to liquidate its investment in case of emergency, if at all.

         (g) The Purchaser understands and has taken cognizance of all the risk factors related to the purchase of the Shares, and, other than as set forth in this Agreement, no representations or warranties have been made to the Purchaser or its representatives concerning the Shares or Premcor or its prospects or other matters.

         (h) In making its decision to purchase the Shares hereby subscribed for, the Purchaser has relied upon independent investigations made by it and, to the extent believed by the Purchaser to be appropriate, its representatives, including its own professional, financial, tax and other advisors.

         (i) The Purchaser has received information about Premcor and been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Premcor and its representatives concerning Premcor and the terms and conditions of the purchase of the Shares and to obtain any additional information which the Purchaser deems necessary.

         (j) All information which the Purchaser has provided to Premcor and its representatives concerning the Purchaser and its financial position is complete and correct in all material respects as of the date of this Agreement.

         (k) The Purchaser understands that the Shares are subject to the terms and conditions set forth in Appendix A of the Letter Agreement.

III.  OTHER

         3.1. AMENDMENTS. This Agreement may be amended only by a written instrument signed by Premcor and the Purchaser.

         3.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two days after being delivered to a recognized courier (whose stated terms of delivery are three days or less to the destination of such notice) or, in the case of telecopy notice, when received, addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         When Premcor is the intended recipient:

                 Premcor Inc.
                 8182 Maryland Avenue
                 St. Louis, Missouri 63105
                 Attention:   General Counsel

         With a copy to:

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, New York 10017
                 Telecopier No.: (212) 455-2502
                 Attention:   Wilson S. Neely

         When the Purchaser is the intended recipient:

                 Jefferson F. Allen
                 6 Grand Anacapri Drive
                 Henderson, NV  89011

         3.3. NO ASSIGNMENT. No party hereto may assign its rights and obligations hereunder without the prior consent of the other parties hereto.

         3.4. INTEGRATION. This Agreement, and the documents referred to herein or delivered pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

         3.5. SEVERABILITY. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         3.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         3.7. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties executing this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the State of New York in any action or proceeding arising out of or relating to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       By:
                                           ----------------------------------
                                           Name: Jefferson F. Allen



                                       PREMCOR INC.



                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                                      Schedule I


Number of Shares of            Purchase Price          Aggregate Purchase Price
   Common Stock                   Per Share